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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Blimpie International, Inc. Omnibus Stock Incentive Plan and to the incorporation by reference therein of our report dated September 15, 2000, with respect to the consolidated financial statements and schedule of Blimpie International, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        -------------------------------


Atlanta, Georgia
February 7, 2001